EXHIBIT A
                           (AS OF MAY 6, 2011)

Funds                                                                     Effective Date
First Trust STOXX European Select Dividend Index Fund                     08/30/2007
First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund     08/30/2007
First Trust Dow Jones Global Select Dividend Index Fund                   11/20/2007
First Trust ISE Global Wind Energy Index Fund                             06/18/2008
First Trust ISE Global Engineering and Construction Index Fund            10/15/2008
First Trust NASDAQ Clean Edge Smart Grid Infrastructure Index Fund        11/16/2009
First Trust ISE Global Copper Index Fund                                  03/08/2010
First Trust ISE Global Platinum Index Fund                                03/08/2010
First Trust BICK Index Fund                                               04/01/2010
First Trust NASDAQ CEA Smartphone Index Fund                              02/15/2011
First Trust NASDAQ Global Auto Index Fund                                 05/06/2011